Exhibit 99.1

CONTACT:	Marie Remboulis – 248/354-9809

Federal-Mogul Reports Second Quarter 2006 Results

Southfield, Michigan, July 19, 2006…Federal-Mogul Corporation (OTC Bulletin Board: FDMLQ) today reported its financial results for the three and six month periods ended June 30, 2006.

Financial Summary (in millions)

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
Net sales	$1,632	$1,665	$3,232	$3,299
Gross margin	304	292	589	567
Selling, general and administrative expenses	218	226	446	476
Income (loss) before income taxes	12	13	(27)	(9)
Adjustment of assets to fair value	(1)	(1)	(21)	(4)
Restructuring expense, net	(17)	(5)	(42)	(8)
Operational EBITDA*	175	158	320	286

*	Operational EBITDA is a non-GAAP measure defined to include discontinued operations and exclude impairment charges, Chapter 11 and U.K. Administration expenses, restructuring costs, income tax expense, interest expense, depreciation and amortization

Federal-Mogul reported net sales of $1,632 million for the three month period ended June 30, 2006. Compared with the quarter ended June 30, 2005, sales decreased $33 million largely due to softness in the North American aftermarket. For the six-month period ended June 30, 2006, net sales decreased by $67 million to $3,232 million of which $47 million is due to unfavorable foreign currency.

Gross margin for the three and six month periods ended June 30, 2006, when compared to the same periods of 2005, increased by $12 million and $22 million, respectively. Productivity improvements, net of labor and benefits inflation, more than offset the impact of reduced sales volumes.

Selling, general and administrative expenses for the three and six months ended June 30, 2006, when compared to the same periods of 2005, improved by $8 million and $30 million, respectively.

Federal-Mogul reported income before income taxes for the three-month period ended June 30, 2006 of $12 million, consistent with the comparable period of 2005. For the six month period ended June 30, 2006, the Company reported a loss before income taxes of $27 million compared to a loss of $9 million for the same period of 2005. For the six month period ended June, 30, 2006, the $52 million of improvements in gross margin and selling, general and administrative expenses were more than offset by $72 million for higher average interest rates, restructuring charges and adjustments of assets to fair value.

Management believes that Operational EBITDA most closely approximates the cash flow associated with the operational earnings of the Company and uses Operational EBITDA to measure the performance of its operations. Operational EBITDA is defined to include discontinued operations and exclude impairment charges, Chapter 11 and U.K. Administration expenses, restructuring costs, income tax expense, interest expense, depreciation and amortization.

The Company reported Operational EBITDA of $175 million and $320 million for the three and six month periods ended June 30, 2006, respectively. When compared to the same period of 2005, Operational EBITDA increased by $17 million and $34 million, respectively. A reconciliation of Operational EBITDA to the Company’s loss before income taxes for the three and six months ended June 30, 2006 has been included.

During the quarter ended June 30, 2006, the Company invested $31 million for the acquisition of the controlling interest in Goetze India Limited, a pistons and rings manufacturer headquartered in Delhi, India. As a result of this acquisition, the results of Goetze India Limited have been consolidated with those of the Company, including net sales and gross margin of $14 million and $2 million, respectively, and total assets of $166 million.

Combining cash provided from operating activities with cash used by investing activities, including the acquisition of Goetze India Limited, the Company generated positive cash inflows of $30 million for the six months ended June 30, 2006, compared with $3 million for the comparable period of 2005.

“The Company remains committed to its global profitable growth strategy,” said Chairman, President and Chief Executive Officer José Maria Alapont. “Our recent acquisition and our successful restructuring efforts are important activities supporting this strategy and expanding our capability to provide innovative and quality products at the most competitive cost.”

About Federal-Mogul

Federal-Mogul is a global supplier of automotive components, systems, and modules serving the world’s original equipment manufacturers and the global aftermarket. The company utilizes its engineering and materials expertise, proprietary technology, manufacturing skill, distribution flexibility and marketing power to deliver products, brands and services of value to its customers. Federal-Mogul is focused on global profitable growth to create value for and bring greater satisfaction to its customers, employees, and stakeholders.

Headquartered in Southfield, Michigan, Federal-Mogul was founded in Detroit in 1899. On October 1, 2001, Federal-Mogul decided to separate its asbestos liabilities from its true operating potential by voluntarily filing for financial restructuring under Chapter 11 of the Bankruptcy Code in the United States and Administration in the United Kingdom. For more information on Federal-Mogul, visit the Company’s Web site at www.federal-mogul.com.

Forward-Looking Statements

Statements contained in this press release, which are not historical fact, constitute “Forward-Looking Statements.” Actual results may differ materially due to numerous important factors that are described in Federal-Mogul’s most recent report to the SEC on Form 10-K, which may be revised or supplemented in subsequent reports to the SEC on Forms 10-Q and 8-K. Such factors include, among others, the cost and timing of implementing restructuring actions, the results of the Chapter 11 and U.K. Administration proceedings, the Company’s ability to generate cost savings or manufacturing efficiencies to offset or exceed contractually or competitively required price reductions or price reductions to obtain new business, conditions in the automotive industry, and certain global and regional economic conditions. Federal-Mogul does not intend or assume any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

FEDERAL - MOGUL CORPORATION

STATEMENTS OF OPERATIONS

(Millions of Dollars, Except Share and Per Share Data)

(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
Net sales	$1,631.6	$1,665.4	$3,231.9	$3,298.6
Cost of products sold	1,327.4	1,373.6	2,642.7	2,731.9

Gross margin	304.2	291.8	589.2	566.7

Selling, general, and administrative expenses	218.4	226.3	445.9	476.0
Adjustment of long-lived assets to fair value	1.1	1.0	21.2	4.0
Interest expense, net	44.3	33.8	83.3	62.6
Chapter 11 and U.K. Administration related reorganization expenses	20.8	20.2	41.9	50.2
Equity earnings of unconsolidated affiliates	(7.7)	(12.0)	(17.1)	(21.3)
Restructuring expense, net	16.5	4.8	42.3	7.6
Other (income) expense, net	(1.0)	4.7	(1.3)	(3.7)

Income (loss) before income taxes	11.8	13.0	(27.0)	(8.7)

Income tax expense	28.6	24.6	58.2	51.2

Net loss	$(16.8)	$(11.6)	$(85.2)	$(59.9)

Basic and diluted loss per common share:
Net loss per common share	$(0.19)	$(0.13)	$(0.96)	$(0.67)

Weighted average shares outstanding (in millions)	89.1	89.1	89.1	89.1

FEDERAL - MOGUL CORPORATION

BALANCE SHEETS

(Millions of Dollars)

	(Unaudited) June 30 2006	December 31 2005
Current assets:
Cash and equivalents	$404.1	$387.2
Restricted cash	727.8	700.9
Accounts receivable, net	1,134.5	1,011.1
Inventories, net	907.2	808.1
Prepaid expenses and other current assets	218.2	220.7

Total current assets	3,391.8	3,128.0

Property, plant and equipment, net	2,030.7	2,003.1
Goodwill and indefinite-lived intangible assets	1,202.8	1,189.5
Definite-lived intangible assets, net	291.6	289.6
Asbestos-related insurance recoverable	809.8	777.4
Prepaid pension costs	54.0	112.2
Other noncurrent assets	265.2	235.3

	$8,045.9	$7,735.1

Current liabilities:
Short-term debt, including current portion of long-term debt	$598.6	$606.7
Accounts payable	503.1	405.0
Accrued liabilities	586.3	536.0
Other current liabilities	136.4	116.9

Total current liabilities	1,824.4	1,664.6

Liabilities subject to compromise	6,007.5	5,988.8

Long-term debt	81.9	8.1
Postemployment benefits	2,318.9	2,230.8
Deferred income taxes	71.4	62.4
Other accrued liabilities	187.9	181.4
Minority interest in consolidated affiliates	54.4	32.0

Shareholders’ deficit:
Series C ESOP preferred stock	28.0	28.0
Common stock	445.3	445.3
Additional paid-in capital	2,158.0	2,154.6
Accumulated deficit	(3,687.3)	(3,602.1)
Accumulated other comprehensive loss	(1,444.5)	(1,458.8)

Total shareholders’ deficit	(2,500.5)	(2,433.0)

	$8,045.9	$7,735.1

FEDERAL - MOGUL CORPORATION

STATEMENTS OF CASH FLOWS

(Millions of Dollars)

(Unaudited)

	Six Months Ended June 30
	2006	2005
Cash provided from (used by) operating activities
Net loss	$(85.2)	$(59.9)
Adjustments to reconcile net loss to net cash provided from operating activities:
Depreciation and amortization	159.4	178.6
Adjustment of long-lived assets to fair value	21.2	4.0
Change in postemployment benefits, including pensions	67.4	68.8
Change in deferred taxes	(7.4)	19.1
Changes in operating assets and liabilities:
Increase in accounts receivable	(80.7)	(114.7)
Increase in inventories	(58.6)	(2.7)
Increase (decrease) in accounts payable	72.3	(1.9)
Changes in other assets and liabilities	46.3	(13.3)

Net cash provided from operating activities	134.7	78.0

Cash provided from (used by) investing activities
Expenditures for property, plant and equipment	(80.6)	(84.9)
Proceeds from the sale of property, plant and equipment	2.7	10.4
Net proceeds from sale of business	4.0	—
Payments to acquire business	(30.5)	—

Net cash used by investing activities	(104.4)	(74.5)

Cash provided from (used by) financing activities
Proceeds from borrowings on DIP credit facility	164.3	130.1
Principal payments on DIP credit facility	(198.0)	(45.0)
Increase in short-term debt	0.3	7.2
Net change in restricted cash	(26.9)	—
Principal payment in other long-term debt	(1.0)	(1.6)

Net cash (used by) provided from financing activities	(61.3)	90.7

Effect of foreign currency exchange rate fluctuations on cash	47.9	(38.7)

Increase in cash and equivalents	16.9	55.5

Cash and equivalents at beginning of period	387.2	700.6

Cash and equivalents at end of period	$404.1	$756.1

FEDERAL - MOGUL CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

(Millions of Dollars)

(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
Income (loss) before income taxes	$11.8	$13.0	$(27.0)	$(8.7)
Depreciation and amortization	80.6	85.6	159.4	178.6
Chapter 11 and Administration related reorganization expenses	20.8	20.2	41.9	50.2
Interest expense, net	44.3	33.8	83.3	62.6
Adjustment of assets to fair value	1.1	1.0	21.2	4.0
Restructuring expense, net	16.5	4.8	42.3	7.6
Finalization of 2004 Goodwill Impairment Charge	—	—	—	(7.7)
Other	(0.4)	(0.2)	(0.9)	(1.1)

Operational EBITDA	$174.7	$158.2	$320.2	$285.5